Exhibit 99.2

Press Release

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2007
SECOND QUARTER CONFERENCE CALL SCHEDULE
HOUSTON — MAY 21, 2007 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the control, distribution and management of electrical and other dynamic processes, today announced that it has scheduled a conference call, which will be broadcast live over the Internet, for Wednesday, May 30, 2007 at 11:00 a.m. eastern time to discuss its fiscal 2007 second quarter results ended March 31, 2007.

What:	Powell Industries Second Quarter Earnings Conference Call

When:	Wednesday, May 30, 2007 — 11:00 a.m. eastern time /10:00 a.m. central time

How:	Live via phone by dialing 303-262-2142 and asking for the Powell Industries call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address below

Where:	http://www.powellind.com
A telephonic replay of the conference call will be available through June 6, 2007 and may be accessed by calling 303-590-3000 using passcode 11090599. A web cast archive will also be available at www.powellind.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
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